UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 South DuPont Hwy. Dover, DE 19901
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Versus Systems, Inc. (the “Company”) held its annual meeting of shareholders on July 16, 2026. The Company had 4,901,677 shares of common stock eligible to vote at the meeting, of which 3,353,682 were present in person or by proxy. This equaled 68.42% of the shares eligible to vote. The Company presented two proposals at the meeting, which were approved with the following votes.

Proposal 1 - To elect four directors:

	For	Against	Abstain
Juan Carlos Barrera	3,270,325	13,611	2,768
David Catzel	3,270,325	13,611	2,768
Aric Spitulnik	3,271,329	12,689	2,686
Luis Goldner	3,271,330	12,689	2,685

Proposal 2 – to adjourn the annual meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal received the following votes:

For	Against	Abstain
3,269,433	15,837	1,434

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: July 16, 2026	By:	/s/ Luis Goldner
	Name:	Luis Goldner
	Title:	Chief Executive Officer

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